Exhibit 10.12

Confidential portions of this Agreement have been omitted and filed separately with the Commission subject to a request for confidential treatment.

           [TEXAS TECH UNIVERSITY HEALTH SCIENCES CENTER LETTERHEAD]


                                        May 14, 2004


Dr. Arthur P. Bollon
Chairman and CEO
HemoBioTech, Inc.
2110 Research Row, Suite 330
Dallas, TX 75235
Tel: (469) 585-7613; Fax: (972) 620-9830
E-mail: ABOLLON@HEMOBIOTECH.COM

                               Re: Patent Document

Dear Dr. Bollon:

       Texas Tech University understands the need for extension of the legal protection for its patented HemoTech(TM) blood substitute product, which was licensed to HemoBioTech, Inc., for commercial development [U.S. Patent No. 5,439,882, issued August 8, 1995]. Therefore, Texas Tech made a decision to initiate this process even with limited financial resources, and looks forward to working with HemoBioTech in filing a new patent application for HemoTech(TM).

       Knowing that the new patent must be compatible with an earlier established commercial development strategy, Dr. Simoni, a co-inventor of HemoTech(TM), has worked on new claims related to "a method of treatment." Since the most important therapeutic action of HemoTech(TM) in the treatment of acute blood loss is based on the replacement of a patient's own red blood cells, the present invention relates to a method of stimulating erythropoiesis (production of red blood cells in the body) by this blood substitute. If approved, such a medical claim will protect the patented composition and preclude others from using this invention for commercial purpose such as use as a blood substitute.

*



----------
* The information omitted is confidential and has been filed separately with the commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


CONFIDENTIAL                         PAGE 1                            5/14/2004

*

       While the commercial development of HemoTech(TM) blood substitute will remain the main objective of HemoBioTech's activity, in the future changes in the chemical composition of HemoTech(TM) may occur in order to create new products which can be optimized for different clinical uses.

*

       It is the intention to submit to the U.S. Patent and Trademark Office a patent application as soon as possible.

SUMMARY OF THE PROPOSED PATENT APPLICATION:

         TITLE: *

FIELD OF INVENTION: *


INVENTORS:  *

ASSIGNEE:   Texas Tech University Health Sciences Center (Lubbock, TX)

LICENSEE:   Hemobiotech, Inc.

      ABSTRACT: *


----------

* The information omitted is confidential and has been filed separately with the commission pursuant to Rule 406 of the Securities Act of 1933, as amended.



CONFIDENTIAL                         PAGE 2                            5/14/2004

               *



       CLAIMS: *





       EXAMPLES THAT WILL BE USED IN THE PATENT APPLICATION: *

----------
* The information omitted is confidential and has been filed separately with the commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


CONFIDENTIAL                         PAGE 3                            5/14/2004

--------------------------------------------------------------------------------

       Dr. Bollon, if you have any scientific question you can directly contact Dr. Simoni, and for legal questions you can contact me at any time.

Regards,

/s/ Lance Anderson, JD
Lander Anderson, JD
Director
Office of Technology Transfer and Intellectual Property
Texas Tech University & Texas Tech University Health Sciences Center
Box 42007
Lubbock, Texas 79409-2007
Phone: (806) 742-4105 & 742-4103
Fax:   (806) 742-4102



and

/s/ Jan Simoni DVM, PhD
Jan Simoni DVM, PhD
Associate Professor & Co-Inventor of HemoTech(TM)
Department of Surgery
Texas Tech University Health Sciences Center
3601 4th Street, Office 3A119A
Lubbock, Texas 79430
Phone: (806) 743-2460x246
Fax:   (806) 743-2113


CONFIDENTIAL                         PAGE 4                            5/14/2004